Dear Shareholders, Let me welcome you to OpenText’s inaugural Quarterly Shareholder Letter. I believe this letter enhances our shareholder communications and will provide more insight into our long-term strategy and progress towards meeting our objectives and aspirations. Let us begin. As you will read in the letter, we ended calendar year 2021 very strong and with demonstrable momentum heading into 2022. Key highlights in the quarter include the following results compared to Y/Y: Q2 Results • Record Q2 total revenues of $876.8 million, up 2.5% as reported, up 2.7% in Constant Currency(1) (CC) • Record Annual Recurring Revenues(2) (ARR) of $699.8 million, up 2.2% as reported, up 2.3% in CC and accounting for 80% of total revenues • Record Cloud revenues of $364.9 million, up 4.1% as reported and up 4.2% in CC • Cloud revenues, at 41.6% of total revenues, is our largest revenue line and our leading growth opportunity • Another record quarter of double-digit Y/Y enterprise cloud bookings growth, with broad-based strength across products and regions • Continued investment in talent and technology to drive our growth strategy • GAAP-based net income of $88.3 million or 10.1% of total revenues. Adjusted EBITDA (A-EBITDA)(3) of $343.5 million or 39.2% of total revenues, continuing our track record of upper quartile profitability • Operating cash flows (OCF) of $216.6 million or 24.7% of total revenues. Free cash flows (FCF)(3) of $206.0 million or 23.5% of total revenues Outlook • We increased our FY’22 total revenues growth target from 1%-2% to 3%-4% and our FY’22 Cloud revenues growth target from 3%-4% to 8%-10% • We are providing demonstrable progress towards our FY’24 organic growth aspirations of 2%-4% Products and Partners • We announced Cloud Editions 21.4 at OpenText World, the largest most comprehensive suite of software in our history • We announced today a significant expansion in our partner relationship with Google Acquisitions • We acquired Zix Corporation for purchase consideration of $896.0 million, a leading cloud-based security firm and Microsoft partner in the mid-market • We launched our new Managed Detection and Response service and completed the acquisition of Bricata (for $17.9 million), a technology acquisition focused on the network side of Detection and Response security Corporate Citizenship • We announced our OpenText Zero initiative. We believe the future of growth is both inclusive and sustainable Balance Sheet and Capital Allocation • We issued $1.5 billion of senior notes that were used to refinance existing debt and provide $650 million of incremental capital • We repurchased 1.8 million of OpenText common shares in the quarter for a total consideration of $91.0 million • The Board of Directors declared a cash dividend of $0.2209 per common share payable on March 25, 2022, to shareholders of record on March 4, 2022 For the second quarter ended December 31, 2021 (Q2, FY’22) February 3, 2022 OpenText Quarterly Shareholder Letter (1) CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate. (2) Annual recurring revenues is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue. (3) Please see Appendix for "Use of Non-GAAP Financial Measures" and “Reconciliation of selected GAAP-based measures to Non-GAAP-based measures” for additional information on Non-GAAP financial measures and a reconciliation to the most comparable GAAP measure. 1 opentext™

Information-Led Transformation is Driving our Growth

OpenText is a market leader in the $84 billion[1] Information Management market and our Cloud Editions are designed to help our customers through their transformation journey. Global businesses are recognizing the need to invest in Information Management to capitalize on the full potential of information in their organization, generate strategic insights, deliver new solutions and create a sustainable Information Advantage.

Businesses are transforming:

- The way their employees work (Master Modern Work)
- The way they manage their supply chains (Digitize Supply Chains)
- The way they sell and go-to-market (Power Modern Experiences)
- The way they secure their digital infrastructure (Strengthen Cyber Resilience)

The pace of these Information-led transformations accelerated during the COVID-19 pandemic. We expect these trends to continue as businesses face new challenges including inflation, the global war for talent, ongoing economic volatility and growing cyber threats such as Log4J and geo-political uncertainty.

Master Modern Work	opentext™ | Cloud Content
Digitize Supply Chains	opentext™ | Cloud Security & Protection
Power Modern Experiences	opentext™ | Cloud Experience
Strenghten Cyber Resilience	opentext™ | Cloud Business Network

We believe OpenText has the best people, the best products and a comprehensive customer success model to lead customers through their transformation regardless of where they are in the journey.

The Best People. Attracting and retaining great employees is key to customer success and generating long-term shareholder value. Our teammates received strong recognition:

- **Canada's Most Admired Corporate Cultures 2021.** In November 2021, OpenText was named one of "Canada's Most Admired Corporate Cultures 2021" by Waterstone Human Capital.
- **Canada's Top Employers for Young People.** In January 2022, OpenText was named one of Canada's "Top Employers for Young People" by the Globe and Mail and Mediacorp Canada Inc.
- **Forbes 2022 Canada's Best Employers.** In January 2022, OpenText was named one of Canada's best employers by Forbes Magazine.

(1) Source: Individual market reports from International Data Corporation (IDC).

2

opentext™

The Best Products. OpenText Cloud products can be deployed in the infrastructure framework of the customer's choice including off-cloud, private cloud, or public cloud including our partners' clouds.



opentext Cloud Experience
opentext Cloud Business Network
opentext Cloud Security & Protection
opentext
Cloud Editions
opentext Cloud Content
opentext Cloud Developer
Run Anywhere | Off-Cloud | Private-Cloud | Public Cloud | API-Cloud
opentext Cloud
aws
Azure
Google Cloud

Information Management enables businesses to organize, store, move, process and secure data to derive business insights and create Information Advantage. OpenText's five Cloud offerings empower businesses to be more intelligent, secure and connected. Our products are consistently recognized by industry analysts for our category leadership. In our second quarter OpenText was recognized as:

- Leader in the Gartner® Magic Quadrant™ for Content Services Platforms for the seventeenth successive year (investors can download the 2021 Gartner report from the OpenText website)[1]
- Leader in the IDC MarketScape: Worldwide Multi-Enterprise Supply Chain Commerce Network 2021 Vendor Assessment for the second time, based on capability and business strategy (investors can download a complimentary excerpt copy of the IDC report from the OpenText website)[2]

Comprehensive Go-to-Market. OpenText meets, engages, sells and supports businesses of all sizes via direct engagement, website and partners.

- **Direct Engagement.** OpenText remains on track to achieve full coverage of the 10,000 largest global (G10K) accounts by the end of calendar year 2023
- **Virtual Engagement.** We continue to increase our investments in the OpenText Digital Zone to virtually engage, educate, support and renew our customers
- **Partner Engagement.** Our partners are OpenText's force multiplier, and we believe the strength of our partner network has never been better



Cross-sell and upsell
Enterprise Solutions
SMB & Consumer Solutions
Direct
Strategic Partners
Channel Partners
2,000+
Field Facing Professionals
Microsoft
aws
Google Cloud
SAP
~23,000
MSP Partners
OpenText Digital Zone

(1) 2021 Gartner® Magic Quadrant™ for Content Services Platforms, Michael Woodbridge, Marko Sillanpaa, Lane Severson, Tim Nelms, October 18, 2021. This report was previously titled the Magic Quadrant for Enterprise Content Management. References to our website or this report are inactive textual references only. Information contained on our website and this report is not incorporated by reference in this shareholder letter and should not be considered to be a part of this shareholder letter.
(2) IDC, IDC MarketScape: Worldwide Multi-Enterprise Supply Chain Commerce Network (MESCCN) 2021 Vendor Assessment (doc # US48202217 , September 2021). References to our website or this report are inactive textual references only. Information contained on our website and this report is not incorporated by reference in this shareholder letter and should not be considered to be a part of this shareholder letter.

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opentext™

Partners - Our force multiplier. OpenText has a large and growing partner network ranging from SAP, Oracle and Salesforce, the major hyper-scalers, global system integrators and 23,000 Small and Medium-Sized Business (SMB) partners. This differentiation is a long-term strategic enabler for the company. In addition, we have re-architected our software to transition from a company that predominantly sold on-premise products to a powerful platform company with five cloud product areas. With the OpenText Cloud, the same products that our large enterprise customers have used for years are now purchased and delivered at scale to customers of all sizes, enabling us to expand our go-to-market to SMB customers.

Below, we highlight recent developments with three of our key partners:

- **SAP.** One of the largest enterprise software companies in the world, SAP has been our biggest partner for more than a decade. The content generated by SAP's products, and many other systems and processes, often reside in OpenText's Content Cloud. SAP and OpenText often go-to-market together on large enterprise system opportunities. SAP's shift to the cloud is aligned with OpenText's Cloud-first business model.
- **Google.** Today we announced an expansion of our already strong partnership with Google to become the preferred Google Cloud provider of Information Management. The companies plan to collaborate to integrate OpenText's next generation, Core Content Services into Google Workspace to enable customers to leverage the information advantage of cloud-native enterprise content suite.
- **Microsoft, Zix acquisition and OpenText's SMB channel.** The acquisition of Zix in December 2021 has brought an additional 5,000+ Managed Service Providers (MSP), an expanded relationship with Microsoft and an email encryption product that is highly complementary to our existing Security and Protection Cloud offering. Today, OpenText has over 23,000 MSPs, one of the largest MSP networks in the world, and is one of only 9 authorized Microsoft Cloud Solution Providers in North America.

Second Quarter FY'22 Results (December 31, 2021)

For the three months ended December 31, 2021, OpenText delivered another strong quarter including record Q2 total revenues, record ARR, record Cloud revenues and double-digit y/y TTM enterprise cloud bookings growth. Our results were supported by 94% Customer Support renewals and 93% enterprise cloud renewals (excludes Carbonite).

Total Revenues (in millions)		**Annual Recurring Revenues** (in millions)		**Cloud Revenues** (in millions)	
Reported	Constant Currency	Reported	Constant Currency	Reported	Constant Currency
$876.8	**$878.8**	**$699.8**	**$700.4**	**$364.9**	**$365.0**
▲2.5%	▲2.7%	▲2.2%	▲2.3%	▲4.1%	▲4.2%

80% **Annual Recurring Revenues**

Consistent track record of strong profitability and free cash flows[1]. For the three months ended, December 31, 2021, OpenText reported net income of $88.3 million and net income margin of 10.1%. OpenText generated $216.6 million of OCF or 24.7% of total revenues and $206.0 million of FCF or 23.5% of total revenues. Our cash conversion cycle remains very healthy.

(1) Please see Appendix for "Use of Non-GAAP Financial Measures" and "Reconciliation of selected GAAP-based measures to Non-GAAP-based measures" for additional information on Non-GAAP financial measures and a reconciliation to the most comparable GAAP measure.

4

Balance sheet. Our cash flow engine and financial discipline remain strong. During the quarter, we completed a $1.5 billion debt financing, two acquisitions for a total of $913.9 million, paid approximately $59.7 million in dividends, and repurchased and cancelled 1.8 million shares for a total consideration of $91.0 million. Excluding restricted cash, we finished the quarter with $2.3 billion of cash and committed liquidity, and a net leverage ratio of 2.0x. $1.5 billion debt financing. On November 24, 2021, OpenText issued $850 million of 3.875% Notes due 2029 and $650 million of 4.125% Notes due 2031. The net proceeds were used to refinance existing debt and provide $650 million of incremental capital. The issuance extended our average debt maturity and lowered the weighted average cost of debt. 5

Our Culture is centered on our Customers The OpenText culture is truly customer centered. The company priorities and internal clock are set by the requirements of our customers. I would like to highlight the following customer narratives: Volkswagen Group, one of the largest motor vehicle companies in the world, selected OpenText Extended Enterprise Content Management (ECM) for SAP Solutions to accelerate their digital transformation and provide an excellent digital user experience. Novartis Pharmaceuticals, one of the largest pharmaceutical companies in the world, selected OpenText Cognitive Capture to capture, digitize and analyze content using AI and content analytics in their business processes. Becton, Dickinson (BD) and Company, one of the largest medical technologies in the world with over 70,000 employees, selected OpenText Managed Services to provide around the clock support for BD’s sophisticated global supply chain. The United States Army Corps of Engineers (USACE), selected OpenText’s Extended ECM to manage leasing requests, data updates and action workflows for military housing and facilities. LIDS Sports Group, a leading North American omni-channel sports licensed retailer, selected OpenText Managed Services to handle and onboard trading partners and supplies as part of their planned store expansion. Largest product release in our history positions us for continued growth We have advanced our engineering processes to deliver a major product release every 90 days. This battle rhythm has enabled us to rapidly bring compelling capabilities to our customers. At OpenText World in November 2021, we announced Cloud Editions 21.4, the largest, most comprehensive suite in our history – including over 20,000 new features and deeper integrations with leading business applications. Key highlights of the 21.4 product release included: • Content Cloud – We released deeper integrations with Salesforce and Microsoft Teams for our Core Content offering. The deeper integrations enable us to deliver more content capabilities to two fast-growing software platforms. • Business Network Cloud – We released our “Foundations” offering. Foundations is a SaaS-based, self-service product offering that meaningfully expands the reach of our Business Network products. Many of the same market-leading services used by 24 of the 30 largest supply chains in the world are now available to businesses of all sizes. Foundations is off to a fast start with several major customer wins already secured. • Experience Cloud – We released integration between the Google Marketing Platform and OpenText™ Experience CDP (Customer Data Platform), OpenText™ Exstream, and OpenText™ TeamSite. • Security and Protection Cloud – We announced the release of OpenText’s Digital Evidence Center, a cloud-based solution that helps law enforcement agencies close cases faster by centralizing the collection, analysis and storage of rich media and digital evidence. 6 opentext™

Mergers and Acquisitions

M&A remains a core part of our Total Growth Strategy. During the quarter, OpenText closed two acquisitions: Zix Corporation (for $896.0 million) and Bricata (for $17.9 million). Zix's email encryption and compliance solutions and Bricata's Network Detection and Response (NDR) capabilities significantly enhance OpenText's existing Security and Protection Cloud portfolio of:

- BrightCloud - Threat intelligence
- Webroot - Threat detection
- Carbonite - Data protection
- Encase – Digital Forensics


zix
BRICATA
BrightCloud
WEBROOT
CARBONITE
EnCase

These acquisitions are consistent with OpenText's M&A Strategy and are expected to contribute to OpenText's organic growth and be on our target operating model within 12 months from closing.

GROW with OpenText:
Acquiring growth

M&A Strategy	Key Drivers
High adjacency within Information Management	✓
Expands market presence, customer base, technology position	✓
Contributes to organic growth	✓
On operating model in 12 months	✓
Free Cash Flows, returns-based, 5-7 year paycheck	✓

OpenText's SMB Powerhouse Offering

The acquisitions of Zix in 2021 and Carbonite in 2019 have provided us with a strong foundation to expand our footprint in the SMB market. Our current offering is focused on security, a strategic partnership with Microsoft and a distribution network of more than 23,000 MSPs. Looking ahead, we aim to expand our Information Management offerings, within and beyond security, deepen our relationship with Microsoft and other strategic partners and expand our MSP network.

The OpenText Business System: Our Value Creation Framework

OpenText believes in creating long-term shareholder value through a balanced approach of Total Revenue growth, profitability and capital efficiency.


Total Revenue Growth
Value
Profitability
Capital Efficiency

7

OpenText has grown its revenues at a 13.2% compound annual growth rate (CAGR) over the last 5 years through a combination of organic growth and acquisitions. Over that same time, the predictability of our business (as measured by annual recurring revenue) has improved, led by our cloud-first business. Our objective is to double the company to approximately $7 billion in total revenues over the next 5-7 years (from FY’21) through organic growth and acquisitions, upper quartile profitability and free cash flows returns. Over the next 5 years, we expect to generate significant operating cash flow and, after efficient deployment of capital expenditures, still generate more than $6 billion in free cash flows. We intend to utilize this free cash flow to maximize shareholder value. We target to return approximately 33% of our trailing twelve-month free cash flows to shareholders in the form of dividends and anti-dilutive share buybacks. In the normal course, we expect to hold our share count constant year over year. We intend on utilizing the balance of our free cash flows for corporate purposes – including acquisitions. Refer to note 1 of our Fiscal 2019 Annual Report on Form 10-K for details on the impact of recently adopted accounting standards on prior period results. Please see Appendix for "Use of Non-GAAP Financial Measures" and “Reconciliation of selected GAAP-based measures to Non-GAAP-based measures” for additional information on Non-GAAP financial measures and a reconciliation to the most comparable GAAP measure. 8

Corporate Citizenship OpenText believes the future of growth is both inclusive and sustainable. At OpenText World in November 2021, we announced a bold 2030 objective – The OpenText Zero Initiative. The OpenText Zero Initiative is comprised of three fundamental pillars: • Zero Barriers – Advancing Equality, Diversity and Inclusion. OpenText is committing to be a majority diverse company with greater than 40% female leaders by 2030. • Zero Waste – We are committed to Zero waste from OpenText operations by 2030. • Zero Emissions – We are committed to a science-based emissions reductions target of 50% reduction by 2030 and Net-zero emissions by 2040. Executive Appointments After the end of the quarter, OpenText announced several strategic appointments and changes to its executive leadership team. Sandy Ono has been appointed as Executive Vice President, Chief Marketing Officer. Ms. Ono joins OpenText from Hewlett Packard Enterprise (HPE), where she most recently served as VP, Growth Marketing. Michael Acedo has been promoted to Senior Vice President, Chief Legal Officer & Corporate Secretary. Mr. Acedo joined OpenText in 2014 from the leading global law firm Skadden, Arps, Slate, Meagher & Flom LLP where he practiced corporate and securities law, with a concentration on international capital markets and M&A transactions. Doug Parker has been promoted to Executive Vice President, Corporate Development. Mr. Parker has over a decade of experience with OpenText in a variety of roles and previously served as President & CEO of Quarterhill Inc. Gordon A. Davies, our Executive Vice President, Chief Legal Officer and Corporate Development has decided to step down from these positions and decided to retire effective September 2022. Until such time, Mr. Davies will act as Special Advisor to the Chief Executive Officer. He has been a trusted advisor and colleague for my ten years with the company. Investor Day 2022 Our annual Investor Day is March 1, 2022, and I hope you will join us. You will hear from our executive leadership team as they present our bold cloud agenda in Information Management and our value creation framework called the OpenText Business System. Zero Barriers Zero Waste Zero Emissions By 2030: • Advancing Equality, diversity and Inclusion Majority diverse 50/50 key roles 40% female in leadership positions • Creating and enhancing education opportunities • Tackling the hunger crisis in our communities We are committing to zero waste from OpenText operations by 2030 We are committing to a science-based emissions reduction target of 50% reduction by 2030, and Net-Zero by 2040 The OpenText Zero Initiative The Future of Growth is both inclusive and sustainable 9

Conclusion OpenText has never been better positioned. We have the people, products and market presence to lead customers through their transformation journey and our second quarter results reflect our continued momentum. We are committed to our Total Growth Strategy and creating value through growth, profitability, and capital efficiency. Our confidence grows with our continued execution. Mark J. Barrenechea OpenText CEO & CTO 10

Conference Call Information The public is invited to listen to the earnings conference call today at 5:00 p.m. ET (2:00 p.m. PT) by dialing 1-800-319- 4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 10 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at http://investors.opentext.com/investor-events-and-presentations. A replay of the call will be available beginning February 3, 2022 at 7:00 p.m. ET through 11:59 p.m. on February 17, 2022 and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 8296 followed by the number sign. Please see Appendix below for our uses of Non-GAAP based financial measures and a reconciliation of U.S. GAAP-based financial measures used in this Shareholder Letter, to Non-GAAP-based financial measures. Refer to our Form 10-Q or press release for a discussion of our financial results for the three and six months ended December 31, 2021. Note: All dollar amounts in this Appendix are in thousands of U.S. Dollars unless otherwise indicated. About OpenText OpenText, The Information Company™, enables organizations to gain insight through market leading information management solutions, powered by OpenText Cloud Editions. For more information about OpenText (NASDAQ: OTEX, TSX: OTEX) visit opentext.com. Cautionary Statement Regarding Forward-Looking Statements This Letter contains forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other applicable securities laws of the United States and Canada. All statements other than statements of historical facts are statements that could be deemed forward- looking statements. When we use words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “could,” “would,” “will” and variations of these words or similar expressions, we do so to identify forward-looking statements. In addition, any statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements, and are based on our current estimates, beliefs and assumptions, including management’s perception of historical trends, current conditions and expected future developments, as well as its expectations, forecasts and projections about the operating environment, economies and markets in which we operate. These forward-looking statements involve known and unknown risks and uncertainties, such as those relating to the duration and severity of the COVID-19 pandemic, including any new strains or resurgences, as well as our ability to develop, protect and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. The actual results that we achieve may differ materially from any forward-looking statements, which speak only as of the date made. We undertake no obligation to revise or publicly release the results of any revisions to these forward-looking statements. For additional information with respect to risks and other factors which could materially affect our business, financial condition, operating results and prospects, including these forward-looking statements, see our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings we make with the Securities and Exchange Commission and other securities regulators. For these reasons, we caution you not to place undue reliance upon any forward-looking statements. 11

For more information, please contact: Harry E. Blount Senior Vice President, Global Head of Investor Relations Open Text Corporation 415-963-0825 investors@opentext.com Copyright ©2022 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: http://www.opentext.com/who-we-are/copyright-information. 12

December 31, 2021 June 30, 2021 ASSETS (unaudited) Cash and cash equivalents $ 1,511,792 $ 1,607,306 Accounts receivable trade, net of allowance for credit losses of $15,849 as of December 31, 2021 and $22,151 as of June 30, 2021 427,020 438,547 Contract assets 22,336 25,344 Income taxes recoverable 19,855 32,312 Prepaid expenses and other current assets 118,353 98,551 Total current assets 2,099,356 2,202,060 Property and equipment 243,850 233,595 Operating lease right of use assets 230,973 234,532 Long-term contract assets 22,920 19,222 Goodwill 5,195,078 4,691,673 Acquired intangible assets 1,355,003 1,187,260 Deferred tax assets 747,780 796,738 Other assets 228,142 208,894 Long-term income taxes recoverable 41,428 35,362 Total assets $ 10,164,530 $ 9,609,336 LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities: Accounts payable and accrued liabilities $ 364,739 $ 423,592 Current portion of long-term debt 10,000 10,000 Operating lease liabilities 62,910 58,315 Deferred revenues 848,977 852,629 Income taxes payable 16,219 17,368 Total current liabilities 1,302,845 1,361,904 Long-term liabilities: Accrued liabilities 16,401 28,830 Pension liability 75,055 74,511 Long-term debt 4,211,488 3,578,859 Long-term operating lease liabilities 214,824 224,453 Long-term deferred revenues 90,669 98,989 Long-term income taxes payable 34,133 34,113 Deferred tax liabilities 89,290 108,224 Total long-term liabilities 4,731,860 4,147,979 Shareholders' equity: Share capital and additional paid-in capital 271,006,308 and 271,540,755 Common Shares issued and outstanding at December 31, 2021 and June 30, 2021, respectively; authorized Common Shares: unlimited 1,990,913 1,947,764 Accumulated other comprehensive income 31,349 66,238 Retained earnings 2,174,467 2,153,326 Treasury stock, at cost (1,476,420 and 1,567,664 shares at December 31, 2021 and June 30, 2021, respectively) (67,966) (69,386) Total OpenText shareholders' equity 4,128,763 4,097,942 Non-controlling interests 1,062 1,511 Total shareholders' equity 4,129,825 4,099,453 Total liabilities and shareholders' equity $ 10,164,530 $ 9,609,336 APPENDIX OPEN TEXT CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands of U.S. dollars, except share data) 13

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,	
	2021	2020	2021	2020
Revenues:				
Cloud services and subscriptions	$ 364,886	$ 350,454	$ 721,475	$ 691,440
Customer support	334,875	334,492	670,112	663,891
License	109,493	107,348	183,022	175,871
Professional service and other	67,545	63,350	134,498	128,455
Total revenues	876,799	855,644	1,709,107	1,659,657
Cost of revenues:				
Cloud services and subscriptions	122,129	117,882	241,908	230,506
Customer support	29,668	29,668	59,151	58,862
License	3,741	4,302	7,710	6,791
Professional service and other	53,041	46,619	104,766	93,200
Amortization of acquired technology-based intangible assets	52,602	54,091	105,769	112,128
Total cost of revenues	261,181	252,562	519,304	501,487
Gross profit	615,618	603,082	1,189,803	1,158,170
Operating expenses:				
Research and development	103,622	100,238	203,787	194,141
Sales and marketing	163,938	147,897	310,178	280,297
General and administrative	71,513	62,765	142,990	118,954
Depreciation	21,779	20,280	43,165	42,283
Amortization of acquired customer-based intangible assets	52,665	54,926	104,549	109,919
Special charges (recoveries)	9,217	(17,494)	9,561	(4,250)
Total operating expenses	422,734	368,612	814,230	741,344
Income from operations	192,884	234,470	375,573	416,826
Other income (expense), net	(25,037)	5,251	4,745	8,134
Interest and other related expense, net	(40,245)	(37,595)	(77,300)	(76,684)
Income before income taxes	127,602	202,126	303,018	348,276
Provision for (recovery of) income taxes	39,266	267,559	82,716	310,303
Net income (loss) for the period	$ 88,336	$ (65,433)	$ 220,302	$ 37,973
Net (income) loss attributable to non-controlling interests	(38)	(44)	(89)	(74)
Net income (loss) attributable to OpenText	$ 88,298	$ (65,477)	$ 220,213	$ 37,899
Earnings (loss) per share—basic attributable to OpenText	$ 0.32	$ (0.24)	$ 0.81	$ 0.14
Earnings (loss) per share—diluted attributable to OpenText	$ 0.32	$ (0.24)	$ 0.81	$ 0.14
Weighted average number of Common Shares outstanding—basic (in '000's)	272,112	272,433	272,078	272,210
Weighted average number of Common Shares outstanding—diluted (in '000's)	272,931	272,433	273,074	273,019

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OPEN TEXT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (In thousands of U.S. dollars) (unaudited) Three Months Ended December 31, Six Months Ended December 31, 2021 2020 2021 2020 Net income (loss) for the period $ 88,336 $ (65,433) $ 220,302 $ 37,973 Other comprehensive income (loss)—net of tax: Net foreign currency translation adjustments (21,347) 26,065 (31,439) 48,710 Unrealized gain (loss) on cash flow hedges: Unrealized gain (loss) - net of tax expense (recovery) effect of $37 and $751 for the three months ended December 31, 2021 and 2020, respectively; ($354) and $1,056 for the six months ended December 31, 2021 and 2020, respectively 104 2,082 (982) 2,927 (Gain) loss reclassified into net income (loss) - net of tax (expense) recovery effect of ($7) and ($227) for the three months ended December 31, 2021 and 2020, respectively; ($110) and ($283) for the six months ended December 31, 2021 and 2020, respectively (18) (628) (305) (784) Actuarial gain (loss) relating to defined benefit pension plans: Actuarial gain (loss) - net of tax expense (recovery) effect of ($104) and ($441) for the three months ended December 31, 2021 and 2020, respectively; ($336) and ($1,357) for the six months ended December 31, 2021 and 2020, respectively (1,435) (981) (2,484) (2,686) Amortization of actuarial (gain) loss into net income (loss) - net of tax (expense) recovery effect of $67 and $93 for the three months ended December 31, 2021 and 2020, respectively; $135 and $180 for the six months ended December 31, 2021 and 2020, respectively 159 243 321 484 Total other comprehensive income (loss) net, for the period (22,537) 26,781 (34,889) 48,651 Total comprehensive income (loss) 65,799 (38,652) 185,413 86,624 Comprehensive (income) loss attributable to non- controlling interests (38) (44) (89) (74) Total comprehensive income (loss) attributable to OpenText $ 65,761 $ (38,696) $ 185,324 $ 86,550 15

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Three Months Ended December 31, 2021							
	Common Shares and Additional Paid in Capital		Treasury Stock					
	Shares	Amount	Shares	Amount	Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
Balance as of September 30, 2021	**272,534**	**$1,991,719**	**(1,426)**	**$ (63,477)**	**$2,225,363**	**$ 53,886**	**$ 1,024**	**$4,208,515**
Issuance of Common Shares								
Under employee stock option plans	56	1,966	—	—	—	—	—	1,966
Under employee stock purchase plans	226	9,421	—	—	—	—	—	9,421
Share-based compensation	—	14,409	—	—	—	—	—	14,409
Purchase of treasury stock	—	—	(400)	(19,593)	—	—	—	(19,593)
Issuance of treasury stock	—	(15,104)	350	15,104	—	—	—	—
Repurchase of Common Shares	(1,810)	(11,498)	—	—	(79,536)	—	—	(91,034)
Dividends declared ($0.2209 per Common Share)	—	—	—	—	(59,658)	—	—	(59,658)
Other comprehensive income (loss) - net	—	—	—	—	—	(22,537)	—	(22,537)
Net income for the period	—	—	—	—	88,298	—	38	88,336
Balance as of December 31, 2021	**271,006**	**$1,990,913**	**(1,476)**	**$ (67,966)**	**$2,174,467**	**$ 31,349**	**$ 1,062**	**$4,129,825**

	Three Months Ended December 31, 2020							
	Common Shares and Additional Paid in Capital		Treasury Stock					
	Shares	Amount	Shares	Amount	Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
Balance as of September 30, 2020	**272,174**	**$1,872,411**	**(1,394)**	**$ (58,788)**	**$2,213,053**	**$ 39,695**	**$ 1,349**	**$4,067,720**
Issuance of Common Shares								
Under employee stock option plans	213	6,893	—	—	—	—	—	6,893
Under employee stock purchase plans	202	7,260	—	—	—	—	—	7,260
Share-based compensation	—	14,526	—	—	—	—	—	14,526
Issuance of treasury stock	—	(11,233)	293	11,233	—	—	—	—
Dividends declared ($0.2008 per Common Share)	—	—	—	—	(54,500)	—	—	(54,500)
Other comprehensive income (loss) - net	—	—	—	—	—	26,781	—	26,781
Net income (loss) for the period	—	—	—	—	(65,477)	—	44	(65,433)
Balance as of December 31, 2020	**272,589**	**$1,889,857**	**(1,101)**	**$ (47,555)**	**$2,093,076**	**$ 66,476**	**$ 1,393**	**$4,003,247**

16

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Six Months Ended December 31, 2021							
	Common Shares and Additional Paid in Capital		Treasury Stock					
	Shares	Amount	Shares	Amount	Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
Balance as of June 30, 2021	**271,541**	**$1,947,764**	**(1,568)**	**$ (69,386)**	**$2,153,326**	**$ 66,238**	**$ 1,511**	**$4,099,453**
Issuance of Common Shares								
Under employee stock option plans	852	29,265	—	—	—	—	—	29,265
Under employee stock purchase plans	423	17,910	—	—	—	—	—	17,910
Share-based compensation	—	28,343	—	—	—	—	—	28,343
Purchase of treasury stock	—	—	(400)	(19,593)	—	—	—	(19,593)
Issuance of treasury stock	—	(21,013)	492	21,013	—	—	—	—
Repurchase of Common Shares	(1,810)	(11,498)	—	—	(79,536)	—	—	(91,034)
Dividends declared ($0.4418 per Common Share)	—	—	—	—	(119,536)	—	—	(119,536)
Other comprehensive income (loss) - net	—	—	—	—	—	(34,889)	—	(34,889)
Distribution to non-controlling interest	—	142	—	—	—	—	(538)	(396)
Net income for the period	—	—	—	—	220,213	—	89	220,302
Balance as of December 31, 2021	**271,006**	**$1,990,913**	**(1,476)**	**$ (67,966)**	**$2,174,467**	**$ 31,349**	**$ 1,062**	**$4,129,825**

	Six Months Ended December 31, 2020							
	Common Shares and Additional Paid in Capital		Treasury Stock					
	Shares	Amount	Shares	Amount	Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
Balance as of June 30, 2020	**271,863**	**$1,851,777**	**(622)**	**$ (23,608)**	**$2,159,396**	**$ 17,825**	**$ 1,319**	**$4,006,709**
Adoption of ASU 2016-13 - cumulative effect, net	—	—	—	—	(2,450)	—	—	(2,450)
Issuance of Common Shares								
Under employee stock option plans	524	15,498	—	—	—	—	—	15,498
Under employee stock purchase plans	202	7,553	193	6,690	—	—	—	14,243
Share-based compensation	—	26,262	—	—	—	—	—	26,262
Purchase of treasury stock	—	—	(965)	(41,870)	—	—	—	(41,870)
Issuance of treasury stock	—	(11,233)	293	11,233	—	—	—	—
Dividends declared ($0.3754 per Common Share)	—	—	—	—	(101,769)	—	—	(101,769)
Other comprehensive income (loss) - net	—	—	—	—	—	48,651	—	48,651
Net income for the period	—	—	—	—	37,899	—	74	37,973
Balance as of December 31, 2020	**272,589**	**$1,889,857**	**(1,101)**	**$ (47,555)**	**$2,093,076**	**$ 66,476**	**$ 1,393**	**$4,003,247**

17

OPEN TEXT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands of U.S. dollars) (unaudited) Three Months Ended December 31, Six Months Ended December 31, 2021 2020 2021 2020 Cash flows from operating activities: Net income (loss) for the period $ 88,336 $ (65,433) $ 220,302 $ 37,973 Adjustments to reconcile net income (loss) to net cash provided by operating activities: Depreciation and amortization of intangible assets 127,046 129,297 253,483 264,330 Share-based compensation expense 14,409 14,526 28,343 26,262 Pension expense 1,529 1,615 3,015 3,120 Amortization of debt issuance costs 1,293 1,142 2,454 2,254 Loss on extinguishment of debt 27,413 — 27,413 — Loss on sale and write down of property and equipment 11 380 38 953 Deferred taxes 6,210 81,577 20,892 80,397 Share in net (income) loss of equity investees (2,042) (2,034) (31,357) (8,255) Changes in operating assets and liabilities: Accounts receivable (25,339) (42,115) 51,187 32,727 Contract assets (11,497) (10,355) (18,745) (20,193) Prepaid expenses and other current assets (1,410) 11,457 (11,221) 7,966 Income taxes (13,985) 147,809 2,776 168,841 Accounts payable and accrued liabilities 5,705 14,891 (108,629) (36,538) Deferred revenue (12,177) 22,621 (50,693) (18,647) Other assets 9,371 (2,016) 16,913 (1,467) Operating lease assets and liabilities, net 1,771 (20,907) 142 (23,364) Net cash provided by operating activities 216,644 282,455 406,313 516,359 Cash flows from investing activities: Additions of property and equipment (10,635) (7,651) (37,347) (22,956) Purchase of Zix Corporation, net of cash acquired (837,573) — (837,573) — Purchase of Bricata Inc. (17,927) — (17,927) — Purchase of XMedius — 444 — 444 Purchase of Dynamic Solutions Group Inc. — (371) — (371) Other investing activities (3,567) 867 (3,271) (1,370) Net cash used in investing activities (869,702) (6,711) (896,118) (24,253) Cash flows from financing activities: Proceeds from issuance of Common Shares from exercise of stock options and ESPP 8,968 13,338 45,688 29,177 Proceeds from long-term debt and Revolver 1,500,000 — 1,500,000 — Repayment of long-term debt and Revolver (852,500) (602,500) (855,000) (605,000) Debt extinguishment costs (24,969) — (24,969) — Debt issuance costs (15,347) — (15,347) — Repurchase of Common Shares (91,034) — (91,034) — Purchase of treasury stock (19,593) — (19,593) (41,870) Distribution to non-controlling interest — — (396) — Payments of dividends to shareholders (59,658) (54,500) (119,536) (101,769) Net cash provided by (used in) financing activities 445,867 (643,662) 419,813 (719,462) Foreign exchange gain (loss) on cash held in foreign currencies (16,436) 22,979 (25,713) 33,771 Increase (decrease) in cash, cash equivalents and restricted cash during the period (223,627) (344,939) (95,705) (193,585) Cash, cash equivalents and restricted cash at beginning of the period 1,737,722 1,848,617 1,609,800 1,697,263 Cash, cash equivalents and restricted cash at end of the period $ 1,514,095 $ 1,503,678 $ 1,514,095 $ 1,503,678 18

OPEN TEXT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands of U.S. dollars) (unaudited) Reconciliation of cash, cash equivalents and restricted cash: December 31, 2021 December 31, 2020 Cash and cash equivalents $ 1,511,792 $ 1,500,561 Restricted cash (1) 2,303 3,117 Total cash, cash equivalents and restricted cash $ 1,514,095 $ 1,503,678 (1) Restricted cash is classified under the Prepaid expenses and other current assets and Other assets line items on the Condensed Consolidated Balance Sheets. 19

Appendix Uses of Non-GAAP Financial Measures In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its consolidated financial statements, all of which should be considered when evaluating the Company's results. The Company uses these Non-GAAP financial measures to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures is not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below. Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are consistently calculated as GAAP- based net income (loss) or earnings (loss) per share, attributable to OpenText, on a diluted basis, excluding the effects of the amortization of acquired intangible assets, other income (expense), share-based compensation, and special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology- based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as GAAP-based income from operations, excluding the amortization of acquired intangible assets, special charges (recoveries), and share-based compensation expense. Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) is consistently calculated as GAAP-based net income (loss), attributable to OpenText, excluding interest income (expense), provision for income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and special charges (recoveries). Adjusted EBITDA margin is calculated as adjusted EBITDA expressed as a percentage of total revenue. The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management. These items are excluded based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports and are not excluded in the sense that they may be used under U.S. GAAP. The Company does not acquire businesses on a predictable cycle, and therefore believes that the presentation of Non-GAAP measures, which in certain cases adjust for the impact of amortization of intangible assets and the related tax effects that are primarily related to acquisitions, will provide readers of financial statements with a more consistent basis for comparison across accounting periods and be more useful in helping readers understand the Company’s operating results and underlying operational trends. Additionally, the Company has engaged in various restructuring activities over the past several years, primarily due to acquisitions and most recently in response to the COVID-19 pandemic, that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs, all which are recorded under the Company’s “Special charges (recoveries)” caption on the Consolidated Statements of Income (Loss). Each restructuring activity is a discrete event based on a unique set of business objectives or circumstances, and each differs in terms of its operational implementation, business impact and scope, and the size of each restructuring plan can vary significantly from period to period. Therefore, the Company believes that the exclusion of these special charges (recoveries) will also better aid readers of financial statements in the understanding and comparability of the Company's operating results and underlying operational trends. In summary, the Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results. The following charts provide unaudited reconciliations of U.S. GAAP-based financial measures to Non-GAAP-based financial measures for the following periods presented. 20

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended December 31, 2021

(In thousands, except for per share data)

	Three Months Ended December 31, 2021					
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues						
Cloud services and subscriptions	$ 122,129		$ (897)	(1)	$ 121,232	
Customer support	29,668		(409)	(1)	29,259	
Professional service and other	53,041		(647)	(1)	52,394	
Amortization of acquired technology-based intangible assets	52,602		(52,602)	(2)	—	
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	615,618	70.2%	54,555	(3)	670,173	76.4%
Operating expenses						
Research and development	103,622		(2,652)	(1)	100,970	
Sales and marketing	163,938		(5,006)	(1)	158,932	
General and administrative	71,513		(4,798)	(1)	66,715	
Amortization of acquired customer-based intangible assets	52,665		(52,665)	(2)	—	
Special charges (recoveries)	9,217		(9,217)	(4)	—	
GAAP-based income from operations / Non-GAAP-based income from operations	192,884		128,893	(5)	321,777	
Other income (expense), net	(25,037)		25,037	(6)	—	
Provision for (recovery of) income taxes	39,266		148	(7)	39,414	
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	88,298		153,782	(8)	242,080	
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$ 0.32		$ 0.57	(8)	$ 0.89	

(1) Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2) Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3) GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.

(4) Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5) GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6) Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7) Adjustment relates to differences between the GAAP-based tax provision rate of approximately 31% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance

21

reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense. (8) Reconciliation of GAAP-based net income to Non-GAAP-based net income: Three Months Ended December 31, 2021 Per share diluted GAAP-based net income, attributable to OpenText $ 88,298 $ 0.32 Add: Amortization 105,267 0.39 Share-based compensation 14,409 0.05 Special charges (recoveries) 9,217 0.03 Other (income) expense, net 25,037 0.09 GAAP-based provision for (recovery of) income taxes 39,266 0.15 Non-GAAP-based provision for income taxes (39,414) (0.14) Non-GAAP-based net income, attributable to OpenText $ 242,080 $ 0.89 Reconciliation of Adjusted EBITDA Three Months Ended December 31, 2021 GAAP-based net income, attributable to OpenText $ 88,298 Add: Provision for (recovery of) income taxes 39,266 Interest and other related expense, net 40,245 Amortization of acquired technology-based intangible assets 52,602 Amortization of acquired customer-based intangible assets 52,665 Depreciation 21,779 Share-based compensation 14,409 Special charges (recoveries) 9,217 Other (income) expense, net 25,037 Adjusted EBITDA $ 343,518 GAAP-based net income margin 10.1 % Adjusted EBITDA margin 39.2 % Reconciliation of Free cash flows Three Months Ended December 31, 2021 GAAP-based cash flows provided by operating activities $ 216,644 Add: Capital expenditures (1) (10,635) Free cash flows $ 206,009 (1) Defined as "Additions of property and equipment" in the Condensed Consolidated Statements of Cash Flows. 22

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the six months ended December 31, 2021
(In thousands, except for per share data)

	Six Months Ended December 31, 2021					
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues						
Cloud services and subscriptions	$ 241,908		$ (1,804)	(1)	$ 240,104	
Customer support	59,151		(1,130)	(1)	58,021	
Professional service and other	104,766		(1,368)	(1)	103,398	
Amortization of acquired technology-based intangible assets	105,769		(105,769)	(2)	—	
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,189,803	69.6%	110,071	(3)	1,299,874	76.1%
Operating expenses						
Research and development	203,787		(5,586)	(1)	198,201	
Sales and marketing	310,178		(9,616)	(1)	300,562	
General and administrative	142,990		(8,839)	(1)	134,151	
Amortization of acquired customer-based intangible assets	104,549		(104,549)	(2)	—	
Special charges (recoveries)	9,561		(9,561)	(4)	—	
GAAP-based income from operations / Non-GAAP-based income from operations	375,573		248,222	(5)	623,795	
Other income (expense), net	4,745		(4,745)	(6)	—	
Provision for (recovery of) income taxes	82,716		(6,207)	(7)	76,509	
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	220,213		249,684	(8)	469,897	
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$ 0.81		$ 0.91	(8)	$ 1.72	

(1) Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2) Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3) GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.

(4) Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5) GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6) Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7) Adjustment relates to differences between the GAAP-based tax provision rate of approximately 27% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance

23

reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense. (8) Reconciliation of GAAP-based net income to Non-GAAP-based net income: Six Months Ended December 31, 2021 Per share diluted GAAP-based net income, attributable to OpenText $ 220,213 $ 0.81 Add: Amortization 210,318 0.77 Share-based compensation 28,343 0.10 Special charges (recoveries) 9,561 0.04 Other (income) expense, net (4,745) (0.02) GAAP-based provision for (recovery of) income taxes 82,716 0.30 Non-GAAP-based provision for income taxes (76,509) (0.28) Non-GAAP-based net income, attributable to OpenText $ 469,897 $ 1.72 Reconciliation of Adjusted EBITDA Six Months Ended December 31, 2021 GAAP-based net income, attributable to OpenText $ 220,213 Add: Provision for (recovery of) income taxes 82,716 Interest and other related expense, net 77,300 Amortization of acquired technology-based intangible assets 105,769 Amortization of acquired customer-based intangible assets 104,549 Depreciation 43,165 Share-based compensation 28,343 Special charges (recoveries) 9,561 Other (income) expense, net (4,745) Adjusted EBITDA $ 666,871 GAAP-based net income margin 12.9 % Adjusted EBITDA margin 39.0 % Reconciliation of Free cash flows Six Months Ended December 31, 2021 GAAP-based cash flows provided by operating activities $ 406,313 Add: Capital expenditures (1) (37,347) Free cash flows $ 368,966 (1) Defined as "Additions of property and equipment" in the Condensed Consolidated Statements of Cash Flows. 24

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended September 30, 2021
(In thousands, except for per share data)

	Three Months Ended September 30, 2021					
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues						
Cloud services and subscriptions	$ 119,779		$ (907)	(1)	$ 118,872	
Customer support	29,483		(721)	(1)	28,762	
Professional service and other	51,725		(721)	(1)	51,004	
Amortization of acquired technology-based intangible assets	53,167		(53,167)	(2)	—	
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	574,185	69.0%	55,516	(3)	629,701	75.7%
Operating expenses						
Research and development	100,165		(2,934)	(1)	97,231	
Sales and marketing	146,240		(4,610)	(1)	141,630	
General and administrative	71,477		(4,041)	(1)	67,436	
Amortization of acquired customer-based intangible assets	51,884		(51,884)	(2)	—	
Special charges (recoveries)	344		(344)	(4)	—	
GAAP-based income from operations / Non-GAAP-based income from operations	182,689		119,329	(5)	302,018	
Other income (expense), net	29,782		(29,782)	(6)	—	
Provision for (recovery of) income taxes	43,450		(6,355)	(7)	37,095	
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	131,915		95,902	(8)	227,817	
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$ 0.48		$ 0.35	(8)	$ 0.83	

(1) Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2) Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3) GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.

(4) Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5) GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6) Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7) Adjustment relates to differences between the GAAP-based tax provision rate of approximately 25% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance

25

reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense. (8) Reconciliation of GAAP-based net income to Non-GAAP-based net income: Three Months Ended September 30, 2021 Per share diluted GAAP-based net income, attributable to OpenText $ 131,915 $ 0.48 Add: Amortization 105,051 0.38 Share-based compensation 13,934 0.05 Special charges (recoveries) 344 — Other (income) expense, net (29,782) (0.11) GAAP-based provision for (recovery of) income taxes 43,450 0.17 Non-GAAP-based provision for income taxes (37,095) (0.14) Non-GAAP-based net income, attributable to OpenText $ 227,817 $ 0.83 Reconciliation of Adjusted EBITDA Three Months Ended September 30, 2021 GAAP-based net income, attributable to OpenText $ 131,915 Add: Provision for (recovery of) income taxes 43,450 Interest and other related expense, net 37,055 Amortization of acquired technology-based intangible assets 53,167 Amortization of acquired customer-based intangible assets 51,884 Depreciation 21,386 Share-based compensation 13,934 Special charges (recoveries) 344 Other (income) expense, net (29,782) Adjusted EBITDA $ 323,353 GAAP-based net income margin 15.8 % Adjusted EBITDA margin 38.9 % Reconciliation of Free cash flows Three Months Ended September 30, 2021 GAAP-based cash flows provided by operating activities $ 189,669 Add: Capital expenditures (1) (26,712) Free cash flows $ 162,957 (1) Defined as "Additions of property and equipment" in the Condensed Consolidated Statements of Cash Flows. 26

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended December 31, 2020
(In thousands, except for per share data)

	Three Months Ended December 31, 2020					
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues						
Cloud services and subscriptions	$ 117,882		$ (1,143)	(1)	$ 116,739	
Customer support	29,668		(499)	(1)	29,169	
Professional service and other	46,619		(666)	(1)	45,953	
Amortization of acquired technology-based intangible assets	54,091		(54,091)	(2)	—	
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	603,082	70.5 %	56,399	(3)	659,481	77.1 %
Operating expenses						
Research and development	100,238		(2,707)	(1)	97,531	
Sales and marketing	147,897		(4,957)	(1)	142,940	
General and administrative	62,765		(4,554)	(1)	58,211	
Amortization of acquired customer-based intangible assets	54,926		(54,926)	(2)	—	
Special charges (recoveries)	(17,494)		17,494	(4)	—	
GAAP-based income from operations / Non-GAAP-based income from operations	234,470		106,049	(5)	340,519	
Other income (expense), net	5,251		(5,251)	(6)	—	
Provision for (recovery of) income taxes	267,559		(225,150)	(7)	42,409	
GAAP-based net income (loss) / Non-GAAP-based net income, attributable to OpenText	(65,477)		325,948	(8)	260,471	
GAAP-based earnings (loss) per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$ (0.24)		$ 1.19	(8)	$ 0.95	

(1) Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2) Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3) GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.

(4) Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5) GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6) Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7) Adjustment relates to differences between the GAAP-based tax provision rate of approximately 132% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense

27

items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense. The GAAP-based tax provision rate for the three months ended December 31, 2020 includes an income tax provision charge from the Internal Revenue Service (IRS) settlement partially offset by a tax benefit from the release of unrecognized tax benefits due to the conclusion of relevant tax audits. (8) Reconciliation of GAAP-based net loss to Non-GAAP-based net income: Three Months Ended December 31, 2020 Per share diluted* GAAP-based net loss, attributable to OpenText $ (65,477) $ (0.24) Add: Amortization 109,017 0.40 Share-based compensation 14,526 0.05 Special charges (recoveries) (17,494) (0.06) Other (income) expense, net (5,251) (0.02) GAAP-based provision for (recovery of) income taxes 267,559 0.98 Non-GAAP-based provision for income taxes (42,409) (0.16) Non-GAAP-based net income, attributable to OpenText $ 260,471 $ 0.95 *Weighted average number of Common Shares - diluted (in thousands) used in the calculation of Non-GAAP-based earnings per share for the three months ended December 31, 2020 were 273,183. Reconciliation of Adjusted EBITDA Three Months Ended December 31, 2020 GAAP-based net loss, attributable to OpenText $ (65,477) Add: Provision for (recovery of) income taxes 267,559 Interest and other related expense, net 37,595 Amortization of acquired technology-based intangible assets 54,091 Amortization of acquired customer-based intangible assets 54,926 Depreciation 20,280 Share-based compensation 14,526 Special charges (recoveries) (17,494) Other (income) expense, net (5,251) Adjusted EBITDA $ 360,755 GAAP-based net loss margin (7.7) % Adjusted EBITDA margin 42.2 % Reconciliation of Free cash flows Three Months Ended December 31, 2020 GAAP-based cash flows provided by operating activities $ 282,455 Add: Capital expenditures (1) (7,651) Free cash flows $ 274,804 (1) Defined as "Additions of property and equipment" in the Condensed Consolidated Statements of Cash Flows. 28

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the six months ended December 31, 2020

(In thousands, except for per share data)

	Six Months Ended December 31, 2020					
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues						
Cloud services and subscriptions	$ 230,506		$ (1,979)	(1)	$ 228,527	
Customer support	58,862		(941)	(1)	57,921	
Professional service and other	93,200		(1,183)	(1)	92,017	
Amortization of acquired technology-based intangible assets	112,128		(112,128)	(2)	—	
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,158,170	69.8 %	116,231	(3)	1,274,401	76.8 %
Operating expenses						
Research and development	194,141		(5,049)	(1)	189,092	
Sales and marketing	280,297		(9,014)	(1)	271,283	
General and administrative	118,954		(8,096)	(1)	110,858	
Amortization of acquired customer-based intangible assets	109,919		(109,919)	(2)	—	
Special charges (recoveries)	(4,250)		4,250	(4)	—	
GAAP-based income from operations / Non-GAAP-based income from operations	416,826		244,059	(5)	660,885	
Other income (expense), net	8,134		(8,134)	(6)	—	
Provision for (recovery of) income taxes	310,303		(228,515)	(7)	81,788	
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	37,899		464,440	(8)	502,339	
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$ 0.14		$ 1.70	(8)	$ 1.84	

(1) Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2) Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3) GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.

(4) Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5) GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6) Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7) Adjustment relates to differences between the GAAP-based tax provision rate of approximately 89% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance

29

reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense. The GAAP-based tax provision rate for the six months ended December 31, 2020 includes an income tax provision charge from the IRS settlement partially offset by a tax benefit from the release of unrecognized tax benefits due to the conclusion of relevant tax audits. (8) Reconciliation of GAAP-based net income to Non-GAAP-based net income: Six Months Ended December 31, 2020 Per share diluted GAAP-based net income, attributable to OpenText $ 37,899 $ 0.14 Add: Amortization 222,047 0.81 Share-based compensation 26,262 0.10 Special charges (recoveries) (4,250) (0.02) Other (income) expense, net (8,134) (0.03) GAAP-based provision for (recovery of) income taxes 310,303 1.14 Non-GAAP-based provision for income taxes (81,788) (0.30) Non-GAAP-based net income, attributable to OpenText $ 502,339 $ 1.84 Reconciliation of Adjusted EBITDA Six Months Ended December 31, 2020 GAAP-based net income, attributable to OpenText $ 37,899 Add: Provision for (recovery of) income taxes 310,303 Interest and other related expense, net 76,684 Amortization of acquired technology-based intangible assets 112,128 Amortization of acquired customer-based intangible assets 109,919 Depreciation 42,283 Share-based compensation 26,262 Special charges (recoveries) (4,250) Other (income) expense, net (8,134) Adjusted EBITDA $ 703,094 GAAP-based net income margin 2.3 % Adjusted EBITDA margin 42.4 % Reconciliation of Free cash flows Six Months Ended December 31, 2020 GAAP-based cash flows provided by operating activities $ 516,359 Add: Capital expenditures (1) (22,956) Free cash flows $ 493,403 (1) Defined as "Additions of property and equipment" in the Condensed Consolidated Statements of Cash Flows. 30

Reconciliation of Adjusted EBITDA and Free Cash Flows (Fiscal 2016 - Fiscal 2021)

	Year Ended June 30,					
	2016	2017	2018	2019	2020	2021
Adjusted EBITDA						
GAAP-based net income, attributable to OpenText	$ 284,477	$1,025,659	$ 242,224	$ 285,501	$ 234,225	$ 310,672
Add:						
Provision for (recovery of) income taxes	6,282	(776,364)	143,826	154,937	110,837	339,906
Interest and other related expense, net	76,363	120,892	138,540	136,592	146,378	151,567
Amortization of acquired technology-based intangible assets	74,238	130,556	185,868	183,385	205,717	218,796
Amortization of acquired customer-based intangible assets	113,201	150,842	184,118	189,827	219,559	216,544
Depreciation	54,929	64,318	86,943	97,716	89,458	85,265
Share-based compensation	25,978	30,507	27,594	26,770	29,532	51,969
Special charges (recoveries)	34,846	63,618	29,211	35,719	100,428	1,748
Other (income) expense, net	1,423	(15,743)	(17,973)	(10,156)	11,946	(61,434)
Adjusted EBITDA	$ 671,737	$ 794,285	$1,020,351	$1,100,291	$1,148,080	$1,315,033

	2016	2017	2018	2019	2020	2021
Free Cash Flows						
GAAP-based cash flows provided by operating activities [1]	$ 523,663	$ 440,353	$ 708,081	$ 876,278	$ 954,536	$ 876,120
Add:						
Capital expenditures [2]	(70,009)	(79,592)	(105,318)	(63,837)	(72,709)	(63,675)
Free cash flows	$ 453,654	$ 360,761	$ 602,763	$ 812,441	$ 881,827	$ 812,445

[1] Effective July 1, 2018, we adopted ASU No. 2016-18 using the retrospective method. Previous fiscal years presented have been adjusted retrospectively to conform to current period presentation.

[2] Defined as "Additions of property & equipment" in the Consolidated Statements of Cash Flows

31